As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-227895

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Riviera Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	82-5121920
(State or other jurisdiction of	(Primary Standard Industrial Code)	(I.R.S. Employer
incorporation or organization)		Identification No.)

600 Travis Street, Suite 1700

Houston, Texas 77002

(281) 840-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David B. Rottino

President and Chief Executive Officer

600 Travis Street, Suite 1700

Houston, Texas 77002

(281) 840-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian J. Seiguer

Brooks W. Antweil

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-227895) (the “Registration Statement”) of the Company is being filed to reflect that the Company ceased to be a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act) upon the filing of its Annual Report on Form 10-K for the year ended December 31, 2018, because the world-wide market value of its outstanding voting and non-voting common equity held by non-affiliates was less than $700 million as of the most recent determination date. This filing is being made to convert the Form S-3 to the proper submission type for a non-automatic shelf registration statement. All filing fees payable in connection with the registration of the securities covered by this registration statement were paid by the registrant in connection with the filing of the Registration Statement on October 19, 2018.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2019

PRELIMINARY PROSPECTUS

39,650,494 Shares

Riviera Resources, Inc.

Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 39,650,494 shares of our common stock, par value $0.01 per share (“Common Stock”), by the selling stockholders named in this prospectus or in a supplement hereto.

We are registering the resale from time to time of Common Stock to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement dated as of August 7, 2018 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of shares of Common Stock.

This prospectus provides you with a description and terms of the Common Stock that may be offered by the selling stockholders, in one or more offerings. Each time the Common Stock is sold, we may provide one or more supplements to add to, update, supplement or clarify information contained in this prospectus.

Our Common Stock is quoted on the OTCQX Market (“OTCQX”) under the symbol “RVRA.” On February 27, 2019, the last reported sale price of Common Stock on the OTCQX was $14.74 per share.

Investing in our Common Stock involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our Common Stock. See “Risk Factors” beginning on page 3 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2018 and in any subsequent filings before making an investment in our Common Stock.

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. The selling stockholders may offer and sell the Common Stock to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.” You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in the Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus in one or more offerings. This prospectus provides you with a description and terms of the Common Stock that may be offered by the selling stockholders. Each time the Common Stock is sold hereby, we may provide one or more supplements to add to, update, supplement or clarify information contained in this prospectus. Each time the selling stockholders offer to sell securities, we may provide a supplement to this prospectus and, if applicable, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 333-225927). You may read and copy these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the Common Stock offered by this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case to the extent that the material contained therein is deemed “filed” rather than “furnished” under applicable SEC rules, until we sell all of the securities or until we terminate this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2018 (including the portions of our proxy statement for our 2019 annual meeting of stockholders incorporated by reference therein).

All filings made by us with the SEC pursuant to the Exchange Act after the date of this registration statement and prior to the effectiveness of this registration statement shall also be deemed incorporated by reference to this prospectus.

You may request a copy of these filings, including exhibits to such documents that are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at:

Riviera Resources, Inc.

Attention: Investor Relations

600 Travis Street, Suite 1700

Houston, Texas 77002

(281) 840-4110

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of those documents.

i

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein, other than statements of historical fact, are “forward-looking” statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. You can identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” the negative of such terms and other comparable expressions. These risks, uncertainties and contingencies include, but are not limited to, our:

•	business strategy;

•	acquisition and disposition strategy;

•	financial strategy;

•	ability to comply with covenants under our existing credit facilities;

•	effects of legal proceedings;

•	drilling locations;

•	oil, natural gas and NGL reserves;

•	realized oil, natural gas and NGL prices;

•	production volumes;

•	capital expenditures;

•	economic and competitive advantages;

•	credit and capital market conditions;

•	regulatory changes;

•	lease operating expenses, general and administrative expenses and development costs;

•	future operating results;

•	plans, objectives, expectations and intentions; and

•	taxes.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein are largely based on our expectations at the time such statements were made, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our management’s best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond its control. In addition, our management’s assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein are not guarantees of future performance, and we cannot assure any potential investor that such statements will be realized or the events will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements due to factors set forth in “Risk Factors” and elsewhere in this prospectus, any prospectus supplement and the documents we incorporate by reference herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, market prices for oil, natural gas and NGL, production volumes, estimates of proved reserves, capital expenditures, economic and competitive conditions, credit and capital market conditions, regulatory changes and other uncertainties, as well as those factors set forth in “Risk Factors” in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference, including our most recent Annual Report on Form 10-K.

ii

There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before making an investment decision. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors.”

Our Company

We are an independent oil and natural gas company with a strategic focus on efficiently operating our mature low-decline assets, developing our growth-oriented assets, and returning capital to shareholders. Our upstream reporting segment properties are currently located in six operating regions in the United States: the Hugoton Basin, East Texas, Michigan/Illinois, the Mid-Continent, North Louisiana and the Uinta Basin. Our Blue Mountain reporting segment consists of a state of the art cryogenic natural gas processing facility and a network of gathering pipelines and compressors located in the Merge/SCOOP/STACK play, each of which is owned by our wholly owned subsidiary, Blue Mountain Midstream LLC.

Risk Factors

You should carefully consider the risks described under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated by reference into this prospectus in evaluating an investment in our Common Stock. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our Common Stock could decline and you could lose some or all of your investment.

Corporate Information

Our Common Stock is quoted on the OTCQX under the symbol “RVRA.” Our principal executive offices are located at 600 Travis Street, Suite 1700, Houston, Texas 77002. The main telephone number is (281) 840-4000. Information contained on our website, www.rivieraresourcesinc.com, does not constitute a part of this prospectus.

The Offering

Common Stock offered by the selling stockholders:	39,650,494 shares of Common Stock.

Shares outstanding prior to and after giving effect to this offering(1):	69,065,373 shares of Common Stock.

Use of proceeds:	We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

Risk factors:	Investing in our Common Stock involves certain risks. Before investing in our Common Stock, see the risk factors described under “Risk Factors” and all other information set forth in this prospectus for a discussion of risks relating to our business, regulatory risks and risks relating to our Common Stock.

OTCQX ticker symbol:	“RVRA”

(1)	The number of shares to be outstanding is based on the number of shares outstanding as of January 31, 2019.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, and in particular, the risks described in this prospectus, any prospectus supplement or amendment, our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus. The risks described in any document incorporated by reference are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If that occurs, the price of our Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of our Common Stock.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

DIVIDEND POLICY

We are not currently paying a cash dividend; however, our board of directors periodically reviews our liquidity position to evaluate whether or not to pay a cash dividend. Any future dividend payments will be restricted by the terms of the agreement governing our revolving credit facility.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 39,650,494 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling stockholders acquired the shares of Common Stock offered hereby either in connection with the Spin-off or in open market purchases. On August 7, 2018, we entered into the Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of February 22, 2019 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that is covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling stockholders is based on 69,065,373 shares of Common Stock outstanding as of January 31, 2019.

Certain selling stockholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage		Number	Percentage
Selling Stockholders:				—	—
Elliott funds(3)	15,794,132	22.9%	15,794,132	—	—
Fir Tree funds(4)	14,712,070	21.3%	14,712,070	—	—
York Capital funds(5)	9,144,292	13.2%	9,144,292	—	—

(1)

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)	Assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our Common Stock.

(3)

Consists of (i) 26,513 shares owned by Elliott Associates, L.P. (“Elliott Associates”), (ii) 5,027,660 shares owned by The Liverpool Limited Partnership (“Liverpool”) and (iii) 10,739,959 shares owned by Spraberry Investments Inc. (“Spraberry,” and collectively with Elliott Associates and Liverpool, the “Elliott funds”). The sole limited partner of Liverpool is Elliott Associates. Spraberry is an indirect subsidiary of Elliott International, L.P. (“Elliott LP”). Elliott International Capital Advisors Inc. is the investment manager of Elliott LP (“Elliott IM”) and is regulated by the SEC as an investment advisor. Elliott IM has voting and investment power with respect to the shares held by Spraberry and may be deemed to be the beneficial owner thereof. The sole limited partner of Elliott LP is Elliott International Limited. There is no single beneficial shareholder of Elliott International Limited holding shares equal to 10% or more of its total capital. Each of Elliott Advisors GP LLC, Elliott Capital Advisors, L.P. and Elliott Special GP, LLC, is a general partner of Elliott Associates and is regulated by the SEC as an investment advisor. Each of Elliott Advisors GP LLC, Elliott Capital Advisors, L.P. and Elliott Special GP, LLC has voting and investment power with respect to the shares held by Elliott Associates and may be deemed to be the beneficial owner thereof. There is no single beneficial limited partner of Elliott Associates holding limited partnership interests equal to 10% or more of its total capital. Andrew Taylor, a member of the investment team of Elliott Management Corporation, an affiliate of the Elliott funds, serves on our board of directors. The address of each of the foregoing entities and Mr. Taylor is c/o Elliott Management Corporation, 40 West 57th Street, New York, New York 10019.

(4)

Consists of (i) 548,558 shares owned by Fir Tree Capital Opportunity Master Fund III, L.P., (ii) 1,785,444 shares owned by Fir Tree Capital Opportunity Master Fund, L.P., (iii) 9,968,920 shares owned by Fir Tree E&P Holdings VI, LLC, (iv) 1,150,589 shares owned by FT SOF IV Holdings, LLC, (v) 1,217,275 shares owned by FT SOF V Holdings, LLC and (vi) 41,284 shares owned by FT COF(E) Holdings, LLC (collectively, the “Fir Tree funds”). Fir Tree Capital Management LP (“FTCM”) (f/k/a Fir Tree Inc.) is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman serves on our board of directors and is a partner of FTCM. Mr. Lederman does not have voting and investment power with respect to the shares of Common Stock owned by the Fir Tree funds in his capacity as a partner of FTCM. The address of each of the foregoing entities, Messrs. Tannenbaum, Biondo, Sultan and Lederman is c/o Fir Tree Capital Management LP, 55 West 46th Street, 29th Floor, New York, New York 10036.

(5)

Consists of (i) 1,329,972 shares owned by York Capital Management, L.P., (ii) 3,088,432 shares owned by York Credit Opportunities Investments Master Fund, L.P., (iii) 2,424,480 shares owned by York Credit Opportunities Fund, L.P., (iv) 1,850,097 shares owned by York Multi-Strategy Master Fund, L.P., (v) 135,392 shares owned by Exuma Capital, L.P., (vi) 278,587 shares owned by York Select Strategy Master Fund, L.P. and (vii) 37,332 shares owned by Jorvik Multi-Strategy Master Fund, L.P. (collectively, the “York Capital funds”). York Capital Management Global Advisors, LLC (“YCMGA”) is the senior managing member of the general partner of each of the York Capital funds. James G. Dinan is the chairman of, and controls, YCMGA. Each of YCMGA and Mr. Dinan has voting and investment power with respect to the shares owned by each of the York Capital funds and may be deemed to be beneficial owners thereof. Each of YCMGA and Mr. Dinan disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Matthew W. Bonanno, a partner of YCMGA, serves on our board of directors. The address of the York Capital funds, Mr. Dinan and Mr. Bonanno is 767 Fifth Avenue, 17th Floor, New York, New York 10153.

DESCRIPTION OF CAPITAL STOCK

Under “Description of Capital Stock,” “we,” “us,” “our,” the “Company” and “our company” refer to Riviera Resources, Inc. and not to any of its subsidiaries.

Authorized Capitalization

Our authorized capital stock consists of 300,000,000 shares, which include 270,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of January 31, 2019, we had 69,065,373 shares of Common Stock outstanding.

Dividends. Subject to the rights granted to any holders of preferred stock, holders of the shares of our Common Stock are entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of any assets or funds of the Company legally available for the payment of dividends. The Company is incorporated in Delaware and is governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if no such surplus exists, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of our stockholders. There are no cumulative voting rights for the election of directors, which means that the holders of a majority of the shares of our Common Stock are entitled to elect all of our directors, unless the number of nominees for director exceeds the number of directors to be elected, in which case, the directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors.

Liquidation Rights. Except as otherwise required by our bylaws or certificate of incorporation, our Common Stock has all rights and privileges typically associated with such securities as set forth in the Delaware General Corporation Law (the “DGCL”) in relation to rights upon liquidation.

Fully Paid. All of the outstanding shares of Common Stock are fully paid and nonassessable. The holders of our Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and our Common Stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the terms of our certificate of incorporation, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote thereon, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

No shares of preferred stock were issued and outstanding as of January 31, 2019.

Directors

Our board of directors is currently comprised of six directors. The number of directors may be fixed from time to time by a resolution adopted by our board of directors. Each director elected by stockholders is determined by a plurality of the votes cast. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock.

All directors are in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Our current class of directors will be subject to reelection at our 2019 annual meeting.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and our certificate of incorporation, any action required to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of our outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation, our bylaws and Delaware statutory law contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which the Company believes may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Undesignated Preferred Stock

The authority possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock. There are no current agreements or understandings with respect to the issuance of preferred stock and our board of directors has no present intention to issue any shares of preferred stock.

Calling of Special Meeting of Stockholders

Stockholders are only permitted to call a special meeting upon a written request of holders of record of at least the majority of the voting power of the outstanding capital stock of the Company.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon our board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant to our board of directors the power to adopt, amend, restate or repeal the bylaws, provided that until the earlier of a listing of the capital stock on a national exchange and the consummation of an initial public offering, none of the provisions regarding information rights, affiliate transactions, transactions requiring stockholder approval, or amendments to the bylaws may be repealed or amended in any manner that is materially adverse to any stockholder, unless such repeal or amendment shall have been approved by 66 2/3% of our Common Stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Delaware Anti-Takeover Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are quoted for trading on the OTC Market, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	the transaction is approved by our board of directors before the date the interested shareholder attained that status;

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by our board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

Newly Created Directorships and Vacancies on our Board of Directors

Under our bylaws, any vacancies on our board of directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled solely by our board of directors upon a vote of a majority of the remaining directors then in office, even if they constitute less than a quorum of our board of directors or by a sole remaining director, or by a majority vote of our Common Stock, at either a special meeting of the stockholders or by written consent.

No Cumulative Voting

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the State of Delaware, or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

Limitation of Liability of Directors

Our certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate the Company’s and our stockholders’ rights, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

The Company may purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have also entered into individual indemnity agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Ticker Symbol

Our Common Stock is quoted on the OTCQX under the symbol “RVRA.” On February 27, 2019, the last reported sale price of Common Stock on the OTCQX was $14.74 per share.

Transfer Agent and Registrar

Our transfer agent and registrar of Common Stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares of Common Stock, whether or not the options are listed on an options exchange;

•	through the distributions of the shares of Common Stock by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the shares of Common Stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

LEGAL OPINIONS

The validity of the Common Stock offered by this prospectus will be passed upon by Kirkland & Ellis LLP.

EXPERTS

The consolidated and combined financial statements of Riviera Resources, Inc. and its subsidiaries, as of December 31, 2018 and 2017 (Successor), and for the year ended December 31, 2018, the ten months ended December 31, 2017 (Successor), for the two months ended February 28, 2017 and for the year ended December 31, 2016 (Predecessor), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

The audit report covering the consolidated and combined financial statements as of December 31, 2018 and 2017 (Successor), and for the year ended December 31, 2018, the ten months ended December 31, 2017 (Successor), for the two months ended February 28, 2017, and for the year ended December 31, 2016 (Predecessor), refers to the Company’s adoption of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The audit report also states the Company completed its spin-off from Linn Energy, Inc., the former parent of Riviera Resources, Inc., on August 7, 2018, and prior to the spin-off, the consolidated and combined financial statements were prepared on a carve-out combined basis and derived from the former parent’s consolidated financial statements and accounting records for the periods presented. In addition, the audit report states the consolidated and combined financial statements were prepared in conformity with ASC 852-10, Reorganizations, for the Successor (as defined in such report) as a new entity with assets, liabilities and a capital structure having carrying amounts not comparable with prior periods.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by DeGolyer and MacNaughton. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.

39,650,494 Shares

Riviera Resources, Inc.

Common Stock

PROSPECTUS

                    , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$104,163
Printing and engraving expenses	$(1)
Fees and expenses of legal counsel	$(1)
Accounting fees and expenses	$(1)
Transfer agent and registrar fees	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)

Estimated expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director or officer, or by reason of the fact that our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reason to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We maintain liability insurance policies that indemnify our directors and officers and those of our subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such. We have also entered into indemnity agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules.

The Exhibit Index immediately preceding the signature page hereto, which is incorporated by reference as if fully set forth herein, contains the required information.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in the form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(e) that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(f) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement for each of the securities registered hereby.

2.1#	Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and Its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC, dated January 25, 2017 (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.2#	Purchase and Sale Agreement, dated April 30, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Jonah Energy LLC (incorporated by reference to Exhibit 2.2 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.3#	Purchase and Sale Agreement, dated May 23, 2017, by and among Linn Energy Holdings, LLC, Linn Operating, LLC, Linn Midstream, LLC and Berry Petroleum Company, LLC (incorporated by reference to Exhibit 2.3 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.4#	Purchase and Sale Agreement, dated May 25, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Denbury Onshore, LLC (incorporated by reference to Exhibit 2.4 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.5#	First Amendment, dated June 30, 2017, to Purchase and Sale Agreement, dated May 25, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Denbury Onshore, LLC (incorporated by reference to Exhibit 2.5 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.6#	Purchase and Sale Agreement, dated June 1, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC, Linn Midstream, LLC and Bridge Energy LLC (incorporated by reference to Exhibit 2.6 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.7	First Amendment, dated July 10, 2017, to Purchase and Sale Agreement, dated June 1, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC, Linn Midstream, LLC and Bridge Energy LLC (incorporated by reference to Exhibit 2.7 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.8#	Purchase and Sale Agreement, dated October 3, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Washakie Exaro Opportunities, LLC (incorporated by reference to Exhibit 2.8 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.9#	First Amendment, dated October 12, 2017, to Purchase and Sale Agreement, dated October 3, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Washakie Exaro Opportunities, LLC (incorporated by reference to Exhibit 2.9 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.10#	Purchase and Sale Agreement, dated October 20, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Valorem Energy Operating, LLC (incorporated by reference to Exhibit 2.10 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.11#	Purchase and Sale Agreement, dated December 18, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Scout Energy Group IV, LP (incorporated by reference to Exhibit 2.11 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.12#	Amendment, dated January 11, 2018, to Purchase and Sale Agreement, dated December 18, 2017, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Scout Energy Group IV, LP (incorporated by reference to Exhibit 2.12 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.13#	Purchase and Sale Agreement, dated January 15, 2018, by and between Linn Energy Holdings, LLC, Linn Operating, LLC and Altamont Energy LLC (f/k/a Wasatch Energy LLC) (incorporated by reference to Exhibit 2.13 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.14#	Purchase and Sale Agreement, dated February 13, 2018, by and among Linn Energy Holdings, LLC, Linn Operating, LLC and Scout Energy Group IV, LP (incorporated by reference to Exhibit 2.14 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.15#	Fourth Amendment to Contribution Agreement, dated February 27, 2018, to Contribution Agreement, dated June 27, 2017, by and among Linn Energy Holdings, LLC, Linn Operating, LLC, Citizen Energy II, LLC and Roan Resources LLC (incorporated by reference to Exhibit 2.15 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.16#	First Amendment, dated February 27, 2018, to Purchase and Sale Agreement, dated January 15, 2018, by and among Linn Energy Holdings, LLC, Linn Operating, LLC and Altamont Energy LLC (f/k/a Wasatch Energy LLC) (incorporated by reference to Exhibit 2.16 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.17	Second Amendment, dated February 28, 2018, to Purchase and Sale Agreement, dated January 15, 2018, by and among Linn Energy Holdings, LLC, Linn Operating, LLC and Altamont Energy LLC (f/k/a Wasatch Energy LLC) (incorporated by reference to Exhibit 2.17 of the Company’s Registration Statement on Form S-1 filed on June 27, 2018).

2.18#	Separation and Distribution Agreement, dated August 7, 2018, between Linn Energy, Inc. and Riviera Resources, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on August 10, 2018).

4.1	Certificate of Conversion of Riviera Resources, LLC (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 10, 2018).

4.2	Certificate of Incorporation of Riviera Resources, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 filed on August 7, 2018).

4.3	Bylaws of Riviera Resources, Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 filed on August 7, 2018).

5.1*	Opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.

23.1*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

23.3*	Consent of DeGolyer and MacNaughton.

24.1	Powers of Attorney (included on signature pages of the Registration Statement on Form S-3 of Riviera Resources, Inc. filed on October 19, 2018).

99.1	2018 Report of DeGolyer and MacNaughton—Riviera (incorporated by reference to Exhibit 99.1 of the Company’s Annual Report on Form 10-K filed on February 28, 2019).

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K at a later date in connection with a specific offering.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of February, 2019.

RIVIERA RESOURCES, INC.

By:	/s/ David B. Rottino
Name: David B. Rottino
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ David B. Rottino David B. Rottino	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2019

* James G. Frew	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2019

* Darren Schluter	Executive Vice President, Finance, Administration and Chief Accounting Officer (Principal Accounting Officer)	February 28, 2019

* Matthew Bonanno	Director	February 28, 2019

* Philip Brown	Director	February 28, 2019

* C. Gregory Harper	Director	February 28, 2019

* Evan Lederman	Director	February 28, 2019

* Andrew Taylor	Director	February 28, 2019

*David B. Rottino hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the indicated person for whom he is attorney-in-fact on February 28, 2019, pursuant to the powers of attorney previously included with the Registration Statement on Form S-3 of Riviera Resources, Inc. filed on October 19, 2018 with the Securities and Exchange Commission.

*By:	/s/ David B. Rottino
David B. Rottino
Attorney-in-Fact